                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 1999

                           MICHAEL PETROLEUM CORPORATION

               (Exact name of registrant as specified in its charter)



             Texas                  333-52263*              76-0510239
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File          (IRS Employer
     of incorporation)                Number)           Identification No.)


 13101 Northwest Freeway, Suite 320                      77040
 Houston, Texas
--------------------------------------------------------------------------------
 (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (713) 895-0909



* The Commission File Number refers to a Form S-4 Registration Statement filed by the Registrant under the Securities Act of 1933 which was declared effective on July 22, 1998.

Item 5.   Other Events

On June 29, 1999, representatives of Michael Petroleum Corporation (the "Company") and its financial advisor met with certain holders of the Company's $135 million 11 1/2% Senior Notes due 2005 (the "Senior Notes") regarding the restructuring of the Company's senior indebtedness. As previously announced, the Company's financial advisor had been engaged in April 1999 to seek financial restructuring alternatives and had been engaged in preliminary discussions with Noteholders regarding these alternatives.

As previously disclosed in the Company's Form 10-Q for its fiscal quarter ended March 31, 1999, the Company currently lacks the liquidity and capital resources necessary to fund its operations and maintain and grow its production revenues and proved reserve base. The Company has no borrowing capacity under its Credit Facility with Christiania Bank og KreditKasse due to borrowing base reductions effective March 31, 1999, and is currently paying the default rate of interest under the Credit Agreement. The Company is currently negotiating an amendment to its Credit Agreement with Christiania, but no assurances can be made that any amendment or any waivers will be forthcoming and in any event, it is unlikely that additional borrowings from Christiania will be made available. The Company is currently seeking alternative sources to fund its short-term capital needs, but no assurances can be given that funding from these or any other sources will be made available.

At current natural gas price levels and production volumes, it is unlikely that the Company will be able to collectively fund drilling expenditures for its already-reduced level of development operations, reduce the aging on its accounts payable, commence amortization of the $23 million principal balance outstanding on the Credit Facility as presently scheduled, and pay the October 1, 1999 interest payment on the Senior Notes. Accordingly, on June 29, 1999, the Company met with representatives of holders representing more than one-half of the outstanding Senior Notes regarding a proposal to exchange the Senior Notes for Common Stock of the Company representing, after giving effect to the exchange, approximately 93% of the outstanding Common Stock of the Company. Under this proposal, existing stockholders of Michael Holdings, Inc., the Company's parent corporation, and management of the Company, would own approximately 7% of the outstanding Common Stock after giving effect to the exchange, and would also be issued warrants to acquire up to approximately an additional 20% of the Common

Stock of the Company. A restructuring of the Company's Senior Note indebtedness could be implemented outside of insolvency proceedings or in connection with court-supervised bankruptcy proceedings, depending on the degree of Noteholder support for the alternative chosen.

The proposal described above is preliminary in nature and no predictions can be made by Company management as to the degree of success the Company may achieve in its negotiations with Noteholders, whether a restructuring of its Senior Note indebtedness will be accomplished on the terms described above, whether such a restructuring can be effected outside of bankruptcy, if at all, or if accomplished, whether the Company will be able to achieve its business plan objectives following such a restructuring. Nothing contained in this report shall constitute an offer to purchase, sell or exchange any security.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements include whether additional sources of funds for operational and capital expenditures will be available, the Company's ability to fund its operational expenditures, the effects of any financial restructuring alternative available, whether the Company can maintain and grow its production and reserve base, and assuming a successful restructuring, whether the Company's business plan can be accomplished. These statements reflect the Company's current views with respect to future events and financial performance, and involve a number of risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements as a result of these risks and uncertainties, including fluctuations in natural gas prices, risks associated with oil and natural gas operations, the availability of sources of capital and regulatory and environmental risks, adverse changes in the markets for the Company's production, and risks that the Company may not be able to manage its operations as anticipated by its business plan assuming a successful restructuring. For a more detailed description of these and certain other risks associated with the Company and its operations, see "Risk Factors" in the Company's Form 10-K for its fiscal year ended December 31, 1998 and "Cautionary Statement for Purposes of Forward Looking Statements" in the Company's Form 10-Q for the three months ended March 31, 1999.

                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              MICHAEL PETROLEUM CORPORATION



                              By: /s/ ROBERT L. SWANSON
                                  ------------------------------
                                   Robert L. Swanson
                                   Vice President -- Finance


Dated:    June 29, 1999